UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

AVALANCHE TREASURY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-43345	39-4863126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 W. 42nd Street 2nd Floor

New York, NY   10036

(Address of Principal Executive Offices, and Zip Code)

(332) 240-1155
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AVAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Noncompliance with Nasdaq Minimum Bid Price Requirement

On August 6, 2026, Avalanche Treasury Corporation (the “Company”) received a deficiency letter (the “Minimum Bid Deficiency Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 33 consecutive business days, the closing bid price for the Company’s class A common stock (“Class A Common Stock”) has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Minimum Bid Deficiency Letter has no immediate effect on the listing of the Company’s Class A Common Stock, and its Class A Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “AVAT” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) the Company has been provided a compliance period of 180 calendar days, or until February 2, 2027, in which to regain compliance with the Minimum Bid Price Requirement. If the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day compliance period, the Staff will provide the Company with written confirmation that it has regained compliance. In the event the Company does not regain compliance with the $1.00 bid price requirement by February 2, 2027, the Company may be eligible for consideration of a second 180-day compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq’s Capital Market, other than the Minimum Bid Price Requirement. In addition, the Company would also be required to notify Nasdaq of its intent to cure the minimum bid price deficiency.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s Class A Common Stock will become subject to delisting. In the event that the Company receives notice that its Class A Common Stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.

The Company intends to monitor the closing bid price of its Class A Common Stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

Noncompliance with Nasdaq Market Value of Listed Securities Requirement

On August 6, 2026, the Company received a market value of listed securities (“MVLS”) deficiency letter (the “MVLS Letter”) from the Staff notifying the Company that, for a period of 33 consecutive business days, the Company’s MVLS closed below the $35 million MVLS threshold required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”).

The MVLS Letter has no immediate effect on the listing of the Company’s Class A Common Stock, and its Class A Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “AVAT” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has until February 2, 2027 to regain compliance with the MVLS Requirement (the “MVLS Compliance Period”). To regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days during the MVLS Compliance Period.

If the Company does not regain compliance by the end of the MVLS Compliance Period, the Staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to monitor the market value of its listed securities and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5550(b)(2), or maintain compliance with any other listing requirements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALANCHE TREASURY CORPORATION

Date: August 7, 2026	By:	/s/ Gerald Bartholomew Smith
	Name:	Gerald Bartholomew Smith
	Title:	Chief Executive Officer